UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 7, 2004

                            FirstFed Financial Corp.
             (Exact name of registrant as specified in its charter)

        Delaware             1-9566                       95-4087449
        --------             ------                       ----------
(State of Incorporation)(Commission File No.) (IRS Employer Identification No.)

  401 Wilshire Boulevard, Santa Monica, California,          90401-1490
  -------------------------------------------------          ----------
        (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 917 CFR 240.13e-4(c))


                           Total number of pages is 4
                         Index to Exhibit is on Page 3.

Item 8.01      Other Events

On October 7, 2004, FirstFed Financial Corp. issued a press release. A copy of this press release is attached and incorporated herein as Exhibit 99.1

Exhibit 99.1 Press Release dated October 7, 2004.


                               S I G N A T U R E S


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated:  October 7, 2004                    By:/s/ Douglas J. Goddard
                                              ----------------------------
                                                  Douglas J. Goddard
                                                  Chief Financial Officer



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


                                INDEX TO EXHIBITS



  Item
  Page

  99.1         Press Release dated October 7, 2004                      4

                                  EXHIBIT 99.1


Contact: Douglas Goddard, Executive Vice President
(310) 319-6014


                FIRSTFED FINANCIAL CORP. ANNOUNCES ELIMINATION OF
                REPURCHASE LIABILITY FOR LOANS SOLD WITH RECOURSE


Santa Monica, California, October 7, 2004 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced that non-interest income for the quarter ended September 30, 2004 will be increased by approximately $5.4 million as the result of the elimination of the Company's repurchase liability for loans sold with recourse. This change in estimate, which is a non-cash transaction, will increase net earnings for the quarter by approximately $3.1 million, after tax, or approximately $0.19 per diluted share.

The Bank's portfolio of loans sold with recourse was originated prior to 1990, and the Bank's exposure to loss on these loans has decreased in recent years as the balances have declined. Credit experience has been better than previously estimated, with no charge-offs having occurred on these loans since 1997. At September 30, 2004, the dollar amount of loans sold with recourse on which the Company had recourse liability totaled $81 million. The maximum potential recourse liability on this portfolio is $15 million.

The Bank does not currently estimate that it will incur any future losses on this portfolio. In the past twelve months, the balances subject to recourse have declined by $12 million, or 13%, and all of the remaining loans are making current payments. These factors, combined with the age of the loans and the continuing escalation of real estate prices in Southern California, all contributed to the conclusion that it is no longer probable that the Bank will experience losses on this portfolio. As a result, the balance of repurchase liability for loans sold with recourse, which was $5.4 million as of June 30, 2004, will be reduced to zero as of September 30, 2004.

The Company expects to announce its final results of operations for the quarter ended September 30, 2004 on October 29, 2004.

This press release contains certain forward-looking statements that are subject to various factors which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the Southern California real estate market and the possibility that future performance on the loans discussed herein may be different from anticipated performance. FirstFed disclaims any intent or obligation to update this forward-looking information.

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